UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010 (January 22, 2010)

EvergreenBancorp, Inc.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-32915	91-2097262
(Commission File Number)	(IRS Employer Identification No.)

2000 1st Ave., Suite 1701

Seattle, WA 98121

(Address of principal executive offices, including zip Code)

(206) 290-9501

(Registrant’s telephone number, including area code)

1111 Third Avenue, Suite 2100

Seattle, WA 98101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Background

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2010, on Friday, January 22, 2010, EvergreenBank (the “Bank”), the wholly-owned subsidiary of EvergreenBancorp, Inc. (the “Company”), was closed by the State of Washington Department of Financial Institutions and the Federal Deposit Insurance Corporation (the “FDIC”) was appointed as receiver of the Bank. The Company’s principal asset was the capital stock that it owned in the Bank, and, as a result of the closure of the Bank, the Company has minimal remaining tangible assets.

Floating Rate Junior Subordinated Debt Securities Due 2036

As of January 22, 2010, the Company had approximately $7 million floating rate junior subordinated debentures due in 2036 (the “Securities”). The January 22, 2010 appointment of the FDIC as receiver of the Bank constitutes a triggering event, also termed an “Event of Default,” under the Indenture governing the Securities (the “Indenture”). Under the Indenture, an Event of Default occurs if, among other things, a receiver is appointed for the Company or any substantial part of its property, including the Bank. Upon such Event of Default, the principal amount of the Securities and any premium and interest accrued becomes immediately due and payable without any declaration or other action on the part of the indenture trustee or any holder of the Securities.

Floating Rate Junior Subordinated Debt Securities Due 2037

As of January 22, 2010, the Company had approximately $5 million floating rate junior subordinated debentures due in 2037 (the “Securities”). The January 22, 2010 appointment of the FDIC as receiver of the Bank constitutes a triggering event, also termed an “Event of Default,” under the Indenture governing the Securities (the “Indenture”). Under the Indenture, an Event of Default occurs if, among other things, a receiver is appointed for the Company or any substantial part of its property, including the Bank. Upon such Event of Default, the principal amount of the Securities and any premium and interest accrued becomes immediately due and payable without any declaration or other action on the part of the indenture trustee or any holder of the Securities.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Following the appointment of the FDIC as receiver of the Bank, Gordon Browning resigned as Executive Vice President and Chief Financial Officer of the Company effective as of 11:59 pm on January 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREENBANCORP, INC.

Date: January 28, 2010	By:	/s/ GERALD O. HATLER
Gerald O. Hatler
President and Chief Executive Officer